                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in the Registration Statement Chateau Communities, Inc. on Form S-3 (File No. 333-36323) and in the Registration Statement of Chateau Communities, Inc. and CP Limited Partnership on Form S-3 (File Nos. 333-4544 and 333-4544-01) of our report, dated December 10, 1997, on our audit of the consolidated financial statements of ROC Communities, Inc., as of December 31, 1996, and for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


/s/Coopers & Lybrand L.L.P.

Denver, Colorado
December 10, 1997